UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008

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BAXL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-130492	35-2255990
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6 Berkshire Boulevard

Bethel, CT 06801

 (Address of Principal Executive Office) (Zip Code)

(203) 730-1791

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 5, 2008, BAXL Technologies, Inc. (the “Subsidiary”), a wholly owned subsidiary of BAXL Holdings, Inc. (the “Registrant”), entered into a Securities Purchase Agreement with Edward H. Arnold, who is a director of the Subsidiary and the Registrant, pursuant to which the Subsidiary may issue 9% Senior Secured Convertible Notes (the “New Notes”) in an aggregate principal amount of up to $4,000,000 to Mr. Arnold or other investors. On March 5, 2008, the Subsidiary issued a New Note to Mr. Arnold in the principal amount of $200,000.  Each New Note issued under the Securities Purchase Agreement will mature in August 2008, provided that all amounts may become immediately due and payable upon the occurrence of an event of default (as defined in the New Notes). Upon maturity, the principal amount of each New Note will either, at the election of the holder, be repaid or convert into shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), at a conversion price that is equal to the lesser of (a) $1.50 and (b) 75% of the price of the shares of Registrant’s Common Stock to be issued at the closing of the Registrant’s next private placement financing, rounded down to the nearest whole share. The New Notes constitute senior indebtedness of the Subsidiary and provide that no other indebtedness of the Subsidiary (subject to customary exceptions) shall be incurred without the consent of the New Note holders. Each New Note bears interest at a per annum rate of 9%, except if the principal amount of any New Note is not repaid or converted on the maturity date, in which case interest shall accrue at a per annum rate of 12%.

Each investor will receive a warrant to purchase a number of shares of the Registrant’s Common Stock that is equal to 15% of the principal amount of the New Note purchased by such investor divided by $1.50 (the “Warrants”). The Warrants are exercisable until February 2013 at an exercise price of $1.88 per share.

Pursuant to the terms of the Securities Purchase Agreement, the Subsidiary and each New Note holder will sign a Security Agreement dated March 5, 2008 pursuant to which the Company’s obligations under the New Notes are secured by all of the Subsidiary’s assets.  In addition, the Subsidiary will pay certain commission fees to the placement agent and the Registrant will issue to the placement agent a warrant to purchase a number of shares of Registrant’s Common Stock that is equal to 15% of the maximum number of shares of Registrant’s Common Stock that may be issued upon conversion of the New Notes divided by $1.50 at an exercise price of $1.88 per share.

This Current Report on Form 8-K is not an offer to sell New Notes, Warrants, or the shares of the Registrant’s Common Stock issuable upon conversion of the New Notes or exercise of the Warrants. Neither the New Notes, the Warrants, nor the shares of the Registrant’s common stock issuable upon conversion of the New Notes or exercise of the Warrants, have been registered under the Securities Act of 1933, as amended  (the “Securities Act”), and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The New Notes and the Warrants, and the shares of the Registrant’s Common Stock issuable upon conversion of the New Notes or exercise of the Warrants, are being offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the regulations promulgated thereunder.

Intercreditor and Subordination Agreement

In connection with the transaction set forth above, the Subsidiary, the investors, and the holders of the Subsidiary’s existing 10% Senior Bridge Conversion Notes (the “Prior Notes”) entered into an Intercreditor and Subordination Agreement dated March 5, 2008 (the “Intercreditor Agreement”).  The Intercreditor Agreement amends Section 1 of each of the Prior Notes by subordinating the indebtedness evidenced by each of the Prior Notes to the indebtedness of each of the New Notes and by making the New Notes senior in right to payment to any and all other indebtedness, including but not limited to the Prior Notes.  The Prior Notes were issued between October 12, 2005 and July 19, 2006 and each was amended and restated on August 10, 2006.  The aggregate principal amount of $2,500,000 of the Prior Notes is due January 1, 2009.  Upon repayment or conversion of the New Notes, the Prior Notes will remain outstanding and shall be senior in right of payment to all of indebtedness of the Subsidiary.

The foregoing descriptions are qualified in their entirety by reference to the provisions of the Securities Purchase Agreement, Form of 9% Senior Secured Convertible Note, Form of Common Stock Purchase Warrant, Intercreditor and Subordination Agreement and Security Agreement attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the Securities Purchase Agreement.

Item 3.02

Unregistered Sales of Equity Securities.

See the information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the Securities Purchase Agreement.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

4.1

Securities Purchase Agreement

4.2

Form of 9% Senior Secured Convertible Note

4.3

Form of Common Stock Purchase Warrant

4.4

Intercreditor and Subordination Agreement

4.5

Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXL Holdings, Inc.
(Registrant)

Date:	March 6, 2008	By:	/s/ Gus Bottazzi
Gus Bottazzi
President & Chief Executive Officer